GENERAL PARTNER SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated September 29, 2004

AMONG:

RED MILE RESOURCES INC., in its capacity as general partner on behalf of all of the partners of RED MILE RESOURCES FUND LIMITED PARTNERSHIP, an Alberta limited partnership

(the “Offering Partnership”)

- and -

WILSHIRE (GP) NO. 2 CORPORATION, in its capacity as general partner on behalf of all of the partners of RED MILE RESOURCES NO. 2 LIMITED PARTNERSHIP, a British Columbia limited partnership

(the “Resource Partnership”)

- and –

WILSHIRE FINANCIAL SERVICES INC, a corporation incorporated pursuant to the laws of the Province of Alberta

(“Wilshire”)

- and -

GIBRALTAR MINES LTD., a corporation incorporated pursuant to the laws of the Province of British Columbia

(the “Resource Company”)

- and -

688888 B.C. LTD., a corporation incorporated pursuant to the laws of the Province of British Columbia

(the “Optionee”)

RECITALS

A.
Pursuant to the terms of a royalty agreement dated the date hereof among the Resource Company, the Resource Partnership and the Offering Partnership governing the Royalty Interest (the “Royalty Agreement”), the Resource Company is obliged to make certain payments (the “Basic Royalty”) to the Resource Partnership on account of the Royalty Interest.

B.
Pursuant to the terms of the Royalty Agreement, the Resource Company may be required, under certain circumstances, to acquire from the Offering Partnership all of the Units of the Resource Partnership held by the Offering Partnership (the “Put Option”) in exchange for the Put Purchase Price as such term is defined in the Royalty Agreement.

C.
Pursuant to the terms of a call option agreement (the “Call Option Agreement”) dated the date hereof among the Optionee, the Resource Partnership and the Offering Partnership, the Optionee is entitled, under certain circumstances, to acquire from the Offering Partnership all of the Units of the Resource Partnership held by the Offering Partnership (the “Call Option”) or the Royalty Interest held by the Resource Partnership in exchange for the Call Purchase Price as such term is defined in the Call Option Agreement.

D.	Wilshire owns all of the issued share capital of Wilshire (GP) No. 2 Corporation, the general partner of the Resource Partnership (the “General Partner”).

NOW THEREFORE in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Preamble and Paragraph References. Preamble to this Agreement shall form an integral part hereof. All references in this Agreement to paragraphs and subparagraphs refer to paragraphs and subparagraphs of this Agreement unless otherwise specified.

2.
General Partner Call Option. The parties hereto agree that if either the Put Option is exercised by the Offering Partnership pursuant to the Royalty Agreement or the Call Option is exercised by the Optionee pursuant to the Call Option Agreement, the Resource Company or the Optionee, as the case may be, shall have the option, but not the obligation, to:

a.
acquire, or designate an affiliate to acquire, the general partnership interest of the General Partner in the Resource Partnership and the right to own and exercise all benefits and rights related to such interest in the place and stead of the General Partner (collectively the “GP Interest”) by delivering written notice to the General Partner of the exercise of such option within •days of the day on which the Call Option or the Put Option was exercised, as applicable (the “Interest Exercise Notice”). Upon receipt of the Interest Exercise Notice, the General Partner Shall sell the GP Interest to the Optionee, the Resource Company or an affiliate designated by the Optionee or the Resource Company, as the case may be, at a price of $10.00. Attached hereto as Schedule • is the form of Purchase Agreement to be used to effect the transaction contemplated in this Section.

b.
acquire, or to cause an affiliate of the Resource Company or the Optionee, as the case may be, to acquire all, but not less than all of the outstanding shares of the capital of General Partner owned by Wilshire (the “Wilshire Shares”) by delivering written notice to Wilshire and the General Partner of the exercise of such option within • days of the day on which the Call Option or the Put Option was exercised, as applicable (the “Share Exercise Notice”). Upon receipt of the Share Exercise Notice, the General Partner shall sell the Wilshire Shares to the Optionee, the Resource Company or an affiliate designated by the Optionee or the Resource Company, as the case may be, at a price of $10.00. Attached hereto as Schedule • is the form of Share Purchase Agreement to be used to effect the transaction contemplated in this Section.

3.
Assignment. This Agreement shall not be assigned by any of the parties hereto. This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective successors and legal assigns.

4.	Governing Law. This Agreement shall be governed by and construed and in force in accordance with the law of the Province of Alberta and the law of Canada applicable therein.

5.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart thereof. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability, or binding effect hereof.

6.
Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

7.
Choice of Jurisdiction. Each of the parties hereto irrevocably consents and agrees that any legal action or proceeding against it or any of its property with respect to this Agreement or any other agreement executed in connection herewith may be brought in Alberta and by the execution and delivery of this Agreement, each party hereto hereby accepts with regard to any such action or proceeding for itself or with respect to its property, generally and unconditionally, the jurisdiction of the applicable jurisdiction. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

8.	Time of Essence. Time shall be of the essence in this Agreement.

9.	Gender. In this Agreement, the masculine gender shall include the feminine and the singular shall include the plural and vice-versa.

10.	Currency. Unless otherwise expressly stated, any reference herein to any sum of money shall be construed as a reference to lawful currency of Canada.

11.
Further Assurances. Each party shall execute and deliver such other documents or instruments as may be necessary or desirable to evidence, give effect to or confirm this Agreement, and any of the terms and conditions hereof.

[REST OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first mentioned above.

RED MILE RESOURCES INC., in its capacity as general partner on behalf of all of the partners of RED MILE RESOURCES FUND LIMITED PARTNERSHIP

By:
Authorized Signing Officer

WILSHIRE (GP) NO. 2 CORPORATION, in its capacity as general partner on behalf of all of the partners of RED MILE RESOURCES NO. 2 LIMITED PARTNERSHIP

By:
Authorized Signing Officer

GIBRALTAR MINES LTD.

By:
Authorized Signing Officer

WILSHIRE FINANCIAL SERVICES INC.

By:
Authorized Signing Officer

By:
Authorized Signing Officer

688888 B.C. LTD.

By:
Authorized Signing Officer